Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159737, 333-156144, 333-153080, 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333-49106, and 333-110243 on Form S-8 and 333-161050 on Form S-3 of our report dated March 1, 2010 relating to the financial statements of Louisiana-Pacific Corporation and subsidiaries (which report expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding the Company’s adoption of accounting guidance related to accounting and reporting for non-controlling interests in a subsidiary codified under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810 “Consolidation” on January 1, 2009 and accounting guidance related to accounting for uncertainty in income taxes codified under ASC 740 “Income Taxes” on January 1, 2007) and our report dated March 1, 2010 relating to the effectiveness of Louisiana-Pacific Corporation and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee

March 1, 2010